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                                                               Exhibit 99.4

Att. Murray Markiles                       Fax: 310/475-2606

Subject: Tag-It Pacific, Inc. SEC Registration

I hereby consent to be named as a director in the Tag-It Pacific inc, registration statement.


/s/ Paul Markiles
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Paul Markiles